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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Verity, Inc. on Form S-8 (File No. 333-2600) of our reports dated June 18, 1997 on our audits of the consolidated financial statements and financial statement schedule of Verity, Inc. as of May 31, 1996 and 1997 and for the years ended May 31, 1995, 1996 and 1997, which reports are included in the Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

San Jose, California
August 26, 1997